Exhibit 1

                             JOINT FILING AGREEMENT

                     This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the common stock, par value $1.00 per share, of Avatar Holdings Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  September 15, 2003




                                               ODAV LLC

                                               By:  JACK NASH LLC

                                               By: /s/ Jack Nash
                                                  ------------------------------
                                                  Name:  Jack Nash
                                                  Title:  Sole Member

                                                   /s/ Jack Nash
                                                  ------------------------------
                                                   Jack Nash